Filed Pursuant to Rule 424(b)(2)
Registration File No. 333-278215

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated March 25, 2024

PROSPECTUS SUPPLEMENT

(To prospectus dated March 25, 2024)

5,250,000 Shares

Matador Resources Company

Common Stock

We are selling 5,250,000 shares of our common stock. The underwriters have agreed to purchase our common stock from us at a price of $  per share, which will result in approximately $  million of proceeds to us (before offering expenses). The underwriters may offer shares of our common stock from time to time for sale in one or more transactions on the New York Stock Exchange (“NYSE”), in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For additional information regarding underwriting compensation, see “Underwriting (Conflicts of Interest).”

Our common stock is traded on the NYSE under the symbol “MTDR.” On March 22, 2024, the last sale price of our common stock as reported on the NYSE was $67.86 per share.

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and under similar headings in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on    , 2024.

Book-Running Managers

J.P. Morgan	BofA Securities

The date of this prospectus supplement is    , 2024.

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any written communications from us or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, as well as the information we previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference in this prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where the offer, sale or solicitation is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement and the information incorporated by reference herein, which, among other things, describes the specific terms of this offering. The second part is the accompanying prospectus and the information incorporated by reference therein, which, among other things, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. If any information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to certain of our filings with the SEC. You are urged to read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus, including the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 before investing in our common stock. See “Where You Can Find More Information” in this prospectus supplement.

Neither we nor the underwriters make any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own legal, tax, business, financial or other advisors regarding an investment in our common stock.

As used in this prospectus supplement, the terms “Matador,” “the Company,” “we,” “us,” “our” or like terms refer to Matador Resources Company and its consolidated subsidiaries, unless the context otherwise requires.

INDUSTRY AND MARKET DATA AND FORECASTS

Market and industry data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is based on the good faith estimates of management, which in turn are based upon management’s review of internal surveys, independent industry surveys and publications and other publicly available information. Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information, and neither we nor the underwriters have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Similarly, internal company surveys, while believed by us to be reliable, have not been verified by any independent sources. Accordingly, investors should not place undue reliance on this information.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file annual, quarterly and current reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information are available to the public on the SEC’s web site at http://www.sec.gov.

In addition, our filings are available on our web site at http://www.matadorresources.com. Information on our web site or any other web site is not incorporated by reference in this prospectus and is not a part of this prospectus, except for the documents specifically incorporated by reference as noted below.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the previously filed information. We incorporate by reference herein the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering (excluding information deemed to be “furnished” or not deemed to be “filed,” including portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 27, 2024;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;

•	Our Current Reports on Form 8-K or Form 8-K/A, as filed with the SEC on May 5, 2023, January 25, 2024, March 8, 2024 and March 25, 2024 (both Forms 8-K); and

•

The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on January  27, 2012 and Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 2, 2020, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated, or deemed to be incorporated, by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of the documents summarized or incorporated by reference in this prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and phone number:

Matador Resources Company

Attention: Corporate Secretary

One Lincoln Centre

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(972) 371-5200

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Additionally, forward-looking statements may be made orally or in press releases, conferences, reports, on our website or otherwise, in the future, by us or on our behalf. Such statements are generally identifiable by the terminology used such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasted,” “hypothetical,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “would” or other similar words, although not all forward-looking statements contain such identifying words.

By their very nature, forward-looking statements require us to make assumptions that may not materialize or that may not be accurate. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors that may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: general economic conditions; our ability to execute our business plan, including whether our drilling program is successful; changes in oil, natural gas and natural gas liquids (“NGL”) prices and the demand for oil, natural gas and NGLs; our ability to replace reserves and efficiently develop current reserves; the operating results of our midstream business’s oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and NGLs; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on our operations due to seismic events; availability of sufficient capital to execute our business plan, including from future cash flows, available borrowing capacity under our revolving credit facilities and otherwise; our ability to make acquisitions on economically acceptable terms; our ability to integrate acquisitions; the operating results of and availability of any potential distributions from our joint ventures; weather and environmental conditions; disruption from our acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with our acquisitions; the risk of litigation and/or regulatory actions related to our acquisitions; and the other factors discussed below and elsewhere in this prospectus and in other documents that we file with or furnish to the SEC, all of which are difficult to predict. Forward-looking statements may include statements about:

•	our business strategy;

•	our estimated future reserves and the present value thereof, including whether or not a full-cost ceiling impairment could be realized;

•	our cash flows and liquidity;

•	the amount, timing and payment of dividends, if any;

•	our financial strategy, budget, projections and operating results;

•	the supply and demand of oil, natural gas and NGLs;

•	oil, natural gas and NGL prices, including our realized prices thereof;

•	the timing and amount of future production of oil and natural gas;

•	the availability of drilling and production equipment;

•	the availability of oil storage capacity;

•	the availability of oil field labor;

•	the amount, nature and timing of capital expenditures, including future exploration and development costs;

•	the availability and terms of capital;

•	our drilling of wells

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•	our ability to negotiate and consummate acquisition and divestiture opportunities;

•	the integration of acquisitions with our business;

•	government regulation and taxation of the oil and natural gas industry;

•	our marketing of oil and natural gas;

•	our exploitation projects or property acquisitions;

•

the ability of our midstream business to construct, maintain and operate midstream pipelines and facilities, including the operation of cryogenic natural gas processing plants and the drilling of additional salt water disposal wells;

•	the ability of our midstream business to attract third-party volumes;

•	our costs of exploiting and developing our properties and conducting other operations;

•	general economic conditions;

•	competition in the oil and natural gas industry, including in both the exploration and production and midstream segments;

•	the effectiveness of our risk management and hedging activities;

•	our technology;

•	environmental liabilities;

•	our initiatives and efforts relating to environmental, social and governance matters;

•	counterparty credit risk;

•	geopolitical instability and developments in oil-producing and natural gas-producing countries;

•	our future operating results;

•	the impact of the Inflation Reduction Act of 2022;

•	our plans, objectives, expectations and intentions contained in this prospectus and in other documents that we file with or furnish to the SEC that are not historical; and

•

other factors discussed in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed).

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity, achievements or financial condition.

You should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, as well as others not now anticipated. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors. The foregoing statements are not exclusive and further information concerning us, including factors that potentially could materially affect our financial results, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all of the information that may be important to you or that you should consider before making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Where You Can Find More Information.”

In this prospectus supplement, references to “we,” “our” or the “Company” refer to Matador Resources Company and its subsidiaries as a whole (unless the context indicates otherwise) and references to “Matador” refer solely to Matador Resources Company.

The Company

We are an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Our current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. We also operate in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, we conduct midstream operations in support of our exploration, development and production operations and provide natural gas processing, oil transportation services, oil, natural gas and produced water gathering services and produced water disposal services to third parties.

Recent Developments

Operations Update

We are focused on the exploration, delineation and development of our Delaware Basin acreage position in Loving County, Texas and Lea and Eddy Counties, New Mexico. We began 2024 operating seven drilling rigs in the Delaware Basin and added an eighth operated drilling rig in the first quarter of 2024. We have built significant optionality into our drilling program, which should generally allow us to decrease or increase the number of rigs we operate as necessary based on changing commodity prices and other factors.

At March 22, 2024, we had (i) $699.2 million of outstanding 5.875% senior notes due 2026 (the “2026 Notes”), (ii) $500.0 million of outstanding 6.875% senior notes due 2028 (the “2028 Notes”), (iii) $570 million of borrowings outstanding under our reserves-based revolving credit facility (the “Credit Agreement”) and (iv) approximately $41.7 million in outstanding letters of credit issued pursuant to the Credit Agreement.

Since December 1, 2023, we completed a number of acquisitions of producing oil and natural gas properties, undeveloped acreage and royalty interests in Eddy and Lea Counties, New Mexico and Ward County, Texas with an aggregate purchase price of approximately $281 million. In addition, during the same period, we entered into agreements to acquire certain other producing oil and natural gas properties and undeveloped acreage, most of which we expect to close in the first half of 2024.

Credit Agreement Amendment and Financing Activities

On March 22, 2024, MRC Energy Company, a wholly owned subsidiary of the Company, as borrower, the Company and certain of its subsidiaries, as guarantors, entered into that certain Fifth Amendment to Fourth Amended and Restated Credit Agreement (the “Revolving Credit Facility Amendment”), which amended the

Credit Agreement to, among other things, (i) replace Truist Bank as administrative agent thereunder with PNC Bank, National Association, (ii) extend the stated maturity date from October 2026 to March 2029, (iii) increase the elected borrowing commitments from $1.325 billion to $1.500 billion, (iv) increase the maximum facility amount from $2.0 billion to $3.5 billion, (v) increase the letter of credit sublimit from $100.0 million to $150.0 million, (vi) permit the incurrence of a pari passu term loan credit facility not to exceed an agreed-upon threshold and (vii) permit the issuance of additional unsecured senior notes from time to time, subject to certain conditions.

We regularly evaluate and engage in discussions regarding a variety of prospective financing arrangements. These arrangements may include, but are not limited to, amendments or modifications to the Credit Agreement, alternative lending arrangements with other prospective investors, and, opportunistically to the extent market conditions warrant, other capital markets offerings or other debt financings, as appropriate, including a potential refinancing of our 2026 Notes. These efforts can involve transactions that, if completed, would have a material effect on our financial condition.

We typically do not announce a transaction until after we have executed a definitive agreement or formally commenced marketing efforts. Past experience has demonstrated that discussions regarding a potential transaction can advance or terminate in a short period of time depending on market conditions. Moreover, the closing of any transaction for which we enter into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that any current or future financing activities will be successful.

Corporate Information

We were incorporated in 2003 as a Texas corporation. Our principal executive offices are located at One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and our telephone number is (972) 371-5200. Our website is located at www.matadorresources.com. We make available our periodic reports and other information filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or accessible through, our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

The Offering

Issuer	Matador Resources Company

Common Stock Offered	5,250,000 shares

Common Stock to be Outstanding after the Offering (1)	124,780,439 shares

Use of Proceeds	We expect to receive net proceeds of approximately $ million from this offering after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, the funding of acquisitions and the repayment of borrowings outstanding under the Credit Agreement. Until we apply the net proceeds from this offering for the foregoing purposes, we may invest such proceeds in short-term, liquid investments. See “Underwriting (Conflicts of Interest)” and “Use of Proceeds.”

Affiliates of the underwriters are lenders under the Credit Agreement that we may repay using a portion of the net proceeds of this offering and, accordingly, such affiliates may receive a portion of the net proceeds from this offering.

Conflicts of Interest	Because affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc. are lenders under our Credit Agreement and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our Credit Agreement, each of J.P. Morgan Securities LLC and BofA Securities, Inc., underwriters in this offering, is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. J.P. Morgan Securities LLC and BofA Securities, Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

(1)

Based on 119,530,439 shares outstanding as of March 22, 2024, and excludes 815,089 shares issuable pursuant to the exercise of outstanding stock options and the vesting and delivery of restricted stock units and performance stock units (including the number of performance stock units granted under the Company’s long-term incentive plans based on settlement of 200% of the total target shares, the maximum level of achievement, which may be more than the number of shares issued in settlement of performance stock units that are ultimately earned).

Risk Factors	Investing in our common stock involves substantial risks. You should carefully consider the risk factors set forth in the section entitled “Risk Factors” and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, prior to making an investment in our common stock.

Cash Dividends	Our Board of Directors (the “Board”) declared quarterly cash dividends of $0.15 per share of common stock in each of the first, second and third quarters of 2023. In October 2023, the Board amended our dividend policy to increase the quarterly dividend from $0.15 per share of common stock to $0.20 per share of common stock and also declared a quarterly cash dividend of $0.20 per share of common stock. In February 2024, the Board declared a quarterly cash dividend of $0.20 per share of common stock. We intend to continue to pay a quarterly dividend in the future pursuant to the dividend policy adopted by our Board. However, the payment and amount of future dividend payments, if any, are subject to declaration by our Board and will depend on various restrictions and other factors. See “Dividend Policy.”

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders	For a discussion of the material U.S. federal income tax consequences that may be relevant to prospective investors who are non-U.S. holders (as defined below), please read “Material United States Federal Income Tax Considerations for Non-U.S. Holders.”

Listing	Our common stock is traded on the NYSE under the symbol “MTDR.”

RISK FACTORS

Any investment in our common stock involves a high degree of risk. In addition to the risks described below, you should also carefully read all of the other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference into this prospectus supplement in evaluating an investment in our common stock. See “Where You Can Find More Information.” If any of the described risks actually were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

The risks described below and incorporated by reference herein are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also materially impair our business, financial conditions, results of operations or cash flows and could result in a complete or partial loss of your investment in our common stock.

This prospectus supplement and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Common Stock

The price of our common stock has fluctuated substantially and may fluctuate substantially in the future.

Our stock price has experienced volatility and could vary significantly as a result of a number of factors. In 2023, our stock price fluctuated between a high of $69.41 and a low of $42.04. In addition, the trading volume of our common stock may continue to fluctuate and cause significant price variations to occur. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

•	our actual or anticipated operating and financial performance and drilling locations, including oil and natural gas reserves estimates;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;

•	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

•	declaration of dividends or adjustments to our dividend policy;

•	speculation in the press or investment community;

•	announcement or consummation of acquisitions, dispositions or joint ventures by us;

•	public reaction to our operations or plans, press releases, announcements and filings with the SEC;

•	the publication of research or reports by industry analysts regarding the Company, its competitors or our industry;

•

the enactment of federal, state or local laws, rules or regulations that restrict our ability to conduct our operations, such as the executive order signed by President Biden in January 2021 instructing the Department of the Interior to pause new oil and natural gas leases on public lands pending completion of a comprehensive review and consideration of federal oil and natural gas permitting and leasing practices;

•	sales of our common stock by the Company, directors, officers or other shareholders, or the perception that such sales may occur;

•	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in the price of oil, natural gas and NGLs;

•	domestic or global health concerns, including the outbreak or resurgence of contagious or pandemic diseases, such as COVID-19 and its variants;

•	the realization of any of the risk factors presented in this prospectus supplement or in our most recent Annual Report on Form 10-K;

•	the recruitment or departure of key personnel;

•	commencement of, involvement in or unfavorable resolution of litigation;

•	the success of our exploration and development operations, our midstream business (including San Mateo Midstream, LLC (“San Mateo”)) and the marketing of any oil, natural gas and NGLs we produce;

•	changes in market valuations of companies similar to ours; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Attention to environmental, social and governance (“ESG”) matters and a negative shift in market perception towards the oil and natural gas industry could adversely affect demand for oil and natural gas and our stock price.

Attention from governmental and regulatory bodies, investors, consumers and other stakeholders on ESG practices, together with changes in consumer, industrial and commercial behavior, investor and societal expectations on companies to address climate change and to make voluntary disclosures related to climate change and sustainability, preferences and attitudes with respect to the generation and consumption of energy, the use of hydrocarbons and the use of products manufactured with, or powered, by hydrocarbons, may result in the enactment of climate and ESG-related regulations, policies and initiatives at the government, regulator, corporate and/or investor community levels; technological advances with respect to the generation, transmission, storage and consumption of energy; and the development of, and increased demand from consumers for, lower-emission products and services. These developments may in the future result in increased costs (including increased costs associated with compliance, shareholder engagement, contracting and insurance) and reduced demand for products manufactured with, or powered by, petroleum products, as well as the demand for our products and services. Such developments could result in downward pressure on the stock prices of oil and natural gas companies, including ours.

In addition, negative perceptions regarding our industry and reputational risks, including perceptions related to the sufficiency of our ESG program (which may include policies, practices and extralegal objectives related to climate change, environmental stewardship, social responsibility and corporate governance), may in the future adversely affect our ability to successfully carry out our business strategy by adversely affecting our access to capital. In particular, certain segments of the investor community have recently expressed negative sentiment towards investing in the oil and natural gas industry. In recent years prior to 2021, equity returns in the sector versus other industry sectors have led to lower oil and natural gas representation in certain key equity market indices. Some investors, including certain pension funds, sovereign wealth funds, university endowments, individual investors and family foundations, have stated policies to reduce or eliminate their investments in the oil and natural gas sector based on social and environmental considerations. Other significant investors and asset managers, both domestically and internationally, have published ESG guidelines and disclosure standards that companies in which they invest are expected to adopt or follow.

Certain other stakeholders have pressured commercial and investment banks and other capital providers to stop or limit funding of oil and natural gas projects and have pressured insurance underwriters to limit coverages to companies engaged in the extraction of fossil fuel reserves. Institutional lenders that provide financing to energy companies have also become more attentive to sustainable lending practices, and some may elect not to provide traditional energy producers or companies that support such producers with funding. With the continued volatility in oil and natural gas prices, and the possibility that interest rates will rise in the near term, increasing the cost of borrowing, certain investors have emphasized capital efficiency and free cash flow from earnings as key drivers for energy companies, especially those primarily focused in the shale plays. This may also result in a reduction of available capital funding for potential development projects, further impacting our future financial results. Furthermore, if we are unable to achieve the desired level of capital efficiency or free cash flow within the timeframe expected by the market, our stock price may be adversely affected.

In addition, shareholder activism has been recently increasing in the oil and gas industry, and shareholders may attempt to effect changes to our business or governance, whether by shareholder proposals, public campaigns, proxy solicitations or otherwise. Organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters, and such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings and recent activism directed at shifting funding away from companies with energy-related assets could lead to increased negative investor sentiment toward us and to the diversion of investment to other industries, which could have an adverse effect on our stock price and our access to and costs of capital.

The payment of dividends will be at the discretion of our Board of Directors and subject to numerous factors, and we do not presently intend to repurchase any shares of our common stock.

In February 2023, April 2023 and July 2023, our Board declared quarterly cash dividends of $0.15 per share of common stock. In October 2023, the Board amended our dividend policy to increase the quarterly dividend to $0.20 per share of common stock and also declared a quarterly cash dividend of $0.20 per share of common stock. In February 2024, the Board declared a quarterly cash dividend of $0.20 per share of common stock. We intend to continue to pay a quarterly dividend in the future pursuant to the dividend policy adopted by our Board. However, the payment and amount of future dividend payments, if any, are subject to declaration by our Board. Such payments will depend on, among other things, our available cash, earnings, financial condition, capital requirements, level of indebtedness, stock price, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board deems relevant. Cash dividend payments in the future may only be made out of legally available funds, and, if we experience substantial losses, such funds may not be available.

We do not presently intend to repurchase any shares of our common stock. Certain covenants in our Credit Agreement and the indentures governing our outstanding senior notes may limit our ability to pay dividends or repurchase shares of our common stock. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment, and there is no guarantee that the price of our common stock will exceed the price you paid. We are under no obligation to make dividend payments on our common stock and may cease such payments at any time in the future. Any elimination of or downward revision in our dividend payout could have a material adverse effect on our stock price.

Future sales of shares of our common stock by existing shareholders and future offerings of our common stock by us could depress the price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, including shares of equity or debt securities convertible into common stock, and the perception that these sales could occur may also depress the market price of our common stock. If our existing shareholders, including directors or officers, sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. Sales of our common stock may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause our stock price to decrease and make it more difficult for you to sell shares of our common stock.

We may also sell or issue additional shares of common stock or equity or debt securities convertible into common stock in public or private offerings or in connection with acquisitions. We cannot predict the size of future issuances of our common stock or convertible securities or the effect, if any, that future issuances and sales of shares of our common stock or convertible securities would have on the market price of our common stock.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our common stockholders or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

Provisions of our certificate of formation, bylaws and Texas law may have anti-takeover effects that could prevent a change in control even if it might be beneficial to our shareholders.

Our certificate of formation and bylaws contain certain provisions that may discourage, delay or prevent a merger or acquisition of the Company or other change in control transaction that our shareholders may consider favorable. These provisions include:

•	authorization for our Board to issue preferred stock without shareholder approval;

•	a classified Board so that not all members of our Board are elected at one time;

•	the prohibition of cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those owning at least 25% of our outstanding shares of common stock.

Provisions of Texas law may also discourage, delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline. Under Texas law, a shareholder who beneficially owns more than 20% of our voting stock, or an affiliated shareholder, cannot acquire us for a period of three years from the date this person became an affiliated shareholder, unless various conditions are met, such as approval of the transaction by our Board before this person became an affiliated shareholder or approval of the holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder.

Our directors and executive officers own a significant percentage of our equity, which could give them influence in corporate transactions and other matters, and their interests could differ from other shareholders.

As of March 22, 2024, our directors and executive officers beneficially owned approximately 6.3% of our outstanding common stock. These shareholders could influence or control to some degree the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of any amendment to our certificate of formation or bylaws and the approval of mergers and other significant corporate transactions. Their influence or control of the Company may have the effect of delaying or preventing a change of control of the Company and may adversely affect the voting and other rights of other shareholders. In addition, due to their ownership interest in our common stock, our directors and executive officers may be able to remain entrenched in their positions.

Our Board can authorize the issuance of preferred stock, which could diminish the rights of holders of our common stock and make a change of control of the Company more difficult even if it might benefit our shareholders.

Our Board is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock.

Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control of the Company, even if that change of control might benefit our shareholders.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $    million from this offering after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, the funding of acquisitions and the repayment of borrowings outstanding under the Credit Agreement. Until we apply the net proceeds from this offering for the foregoing purposes, we may invest such proceeds in short-term, liquid investments.

As of March 22, 2024, we had $570 million in borrowings outstanding and approximately $41.7 million of letters of credit outstanding under the Credit Agreement. The applicable interest rate margin for borrowings under the Credit Agreement ranges from 1.75% to 2.75% for borrowings bearing interest with reference to the Adjusted Term SOFR Rate (as defined in the Credit Agreement) and from 0.75% to 1.75% for borrowings bearing interest with reference to the Alternate Base Rate (as defined in the Credit Agreement), in each case depending on the level of borrowings under the Credit Agreement. In addition, the Adjusted Term SOFR Rate includes a credit spread adjustment of 0.10% for all interest periods. The interest period for Adjusted Term SOFR Rate borrowings may be one, three or six months as designated by us. The borrowings under the Credit Agreement during the last year were used for general corporate purposes, including acquisitions and working capital needs.

Affiliates of the underwriters are lenders under the Credit Agreement that we may repay using a portion of the net proceeds of this offering and, accordingly, such affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and consolidated capitalization at December 31, 2023:

•	on a historical basis; and

•

on an as adjusted basis, giving effect to the completion of this offering and our application of the estimated net proceeds thereof as described in “Use of Proceeds,” as if this offering had occurred on December 31, 2023.

The following table is unaudited and should be read together with “Use of Proceeds,” our consolidated financial statements and the related notes thereto and the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and the related notes thereto included or incorporated by reference in this prospectus supplement.

	At December 31, 2023
	Actual	As Adjusted
(In thousands, except for shares)
Cash(1)	$52,662	$

Long-term debt (including current maturities):
Revolving credit facility(2)	$500,000	$
5.875% Senior Notes due 2026(3)	699,191		699,191
6.875% Senior Notes due 2028(4)	500,000		500,000

Total long-term debt:	$1,699,191	$
Shareholders’ equity:
Common stock—$0.01 par value(5)	1,194
Additional paid-in capital	2,133,172
Retained earnings	1,776,541		1,776,541
Treasury stock, at cost, 19,608 shares	(45)		(45)

Total Matador Resources Company shareholders’ equity	$3,910,862	$

Total capitalization	$5,610,053	$

(1)

Excludes approximately $53.6 million of restricted cash, which was primarily associated with San Mateo. As adjusted amount reflects the underwriters’ discount and estimated offering expenses of $0.5 million in connection with this offering.

(2)

As of December 31, 2023, the maximum facility amount under the Credit Agreement was $2.00 billion, the borrowing base was $2.50 billion and the elected borrowing commitment was $1.325 billion. As of March 22, 2024, following the Revolving Credit Facility Amendment, we had $570 million in borrowings outstanding and approximately $41.7 million of letters of credit outstanding under the Credit Agreement, and approximately $888.3 million remained available for additional borrowing.

(3)	Amounts are reflected at principal amount and exclude unamortized net issue premium and debt issuance costs of approximately $2.9 million on our 2026 Notes.
(4)	Amounts are reflected at principal amount and exclude discount and debt issuance costs of approximately $11.7 million on our 2028 Notes.
(5)	As of December 31, 2023, we had 160,000,000 shares authorized, 119,478,282 shares issued and 119,458,674 shares outstanding.

DIVIDEND POLICY

In February 2023, April 2023 and July 2023, our Board declared quarterly cash dividends of $0.15 per share of common stock. In October 2023, the Board amended our dividend policy to increase the quarterly dividend to $0.20 per share of common stock and also declared a quarterly cash dividend of $0.20 per share of common stock. In February 2024, the Board declared a quarterly cash dividend of $0.20 per share of common stock. We expect that, based on current circumstances, comparable quarterly cash dividends will continue to be paid in the foreseeable future pursuant to the dividend policy adopted by our Board. However, the payment and amount of future dividend payments, if any, are subject to declaration by our Board and will depend on, among other things, our available cash, earnings, financial condition, capital requirements, level of indebtedness, stock price, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board deems relevant. Cash dividend payments in the future may only be made out of legally available funds, and, if we experience substantial losses, such funds may not be available. In addition, certain covenants in our Credit Agreement and the indentures governing our outstanding senior notes may limit our ability to pay dividends on our common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following discussion describes certain material United States federal income tax considerations and, to a limited extent, United States federal estate tax considerations relating to the purchase, ownership and disposition of our common stock as of the date of this prospectus supplement. Except where noted, this summary deals only with common stock that is held as a “capital asset” (generally, property held for investment) by a non-U.S. holder (as defined below) and is issued pursuant to this offering.

A “non-U.S. holder” means a beneficial owner of our common stock that, for United States federal income tax purposes, is an individual, corporation (or any other entity treated as a corporation for United States federal income tax purposes), estate or trust and is not any of the following:

•

an individual citizen or resident of the United States, including without limitation an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code and Treasury regulations, administrative rulings (including published positions of the Internal Revenue Service (“IRS”)) and judicial decisions, all as in effect on the date of this prospectus supplement. Those authorities are subject to change or differing interpretation, perhaps with retroactive effect, so as to result in United States federal income and estate tax consequences different from those summarized below. There may be future changes in U.S. federal tax laws that may have adverse tax consequences on the purchase, ownership and disposition of our common stock and the value of our tax assets and may result in materially different tax consequences than as described herein. This summary does not address all aspects of United States federal income and estate taxation and does not deal with foreign, state, local, gift or alternative minimum tax or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the United States federal income tax laws such as (without limitation):

•	United States expatriates and certain former citizens or long-term residents of the United States;

•

shareholders that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, constructive sale or other integrated investment, risk reduction transaction or other arrangement involving more than one position;

•	shareholders that are partnerships or entities treated as partnerships for United States federal income tax purposes, or other pass-through entities, and owners thereof;

•	financial institutions and banks;

•	insurance companies;

•	qualified foreign pension funds, as defined in Section 897(1)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid United States federal income tax;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt entities or other tax-deferred accounts;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the common stock to their financial statements under Section 451 of the Code;

•	governmental organizations;

•	broker-dealers or dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for United States federal income tax purposes; and

•	shareholders who hold shares of our common stock other than as a capital asset within the meaning of Section 1221 of the Code.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holding our common stock, you should consult your tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of our common stock by such partnership.

Moreover, this discussion does not address any aspect of non-income taxation (except to a limited extent under the heading “U.S. Federal Estate Tax” below), any state, local or non-U.S. taxation or the effect of any tax treaty. No ruling has or will be obtained from the IRS regarding any U.S. federal tax consequences relating to the purchase, ownership or disposition of shares of our common stock. As a result, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below. We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

THIS DISCUSSION IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATING TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATY.

Distributions

We intend to pay cash distributions to holders of our common stock in the foreseeable future pursuant to the dividend policy adopted by our Board. Any such distributions will generally be treated as dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under the Code. To the extent such distributions exceed our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the non-U.S. holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “Gain on Disposition of Common Stock” below).

Except as described in the subsequent paragraph and the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” distributions paid on shares of our common stock to a non-U.S. holder which are treated as dividends generally will be subject to withholding of United States federal income tax at a rate of 30%, or such lower rate as may be specified under an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) properly certifying eligibility for the reduced rate. However, except to the extent that we elect, or the paying agent or other intermediary through which you hold your shares of common stock elects, to withhold with respect to the taxable portion of the distribution only, we (or the applicable paying agent or intermediary) must generally withhold on the entire distribution (including the portion treated as a reduction in the basis of the non-U.S. holder’s adjusted tax basis in our common stock as discussed in the preceding paragraph). In such case, you generally would be entitled to a refund from the IRS by timely filing an appropriate claim for a refund, to the extent the withholding exceeds your tax liability with respect to the distribution

Dividends paid to a non-U.S. holder that are effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment or fixed base of the non-U.S. holder) generally will be exempt from the withholding tax described above (provided that certain certification requirements described below are satisfied) and instead will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In order to obtain this exemption from withholding tax, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8ECI (or applicable successor form) properly certifying eligibility for such exemption. Any such effectively connected dividends received by a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock may obtain a refund of any amounts withheld under these rules in excess of the non-U.S. holder’s actual U.S. federal income tax liability (e.g., if the non-U.S. holder is eligible for a reduced rate of United States tax under an applicable income tax treaty) if an appropriate claim for refund is timely filed with the IRS.

Gain on Disposition of Common Stock

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” a non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

our common stock constitutes a “United States real property interest” by reason of our status as a “United States real property holding corporation” (“USRPHC”) for United States federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for shares of our common stock.

A non-U.S. holder who has gain that is described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the disposition at graduated United States federal income tax rates generally applicable to U.S. persons. If the non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, such gain will be included in effectively connected earnings and profits, which (after adjustment for certain items) also may be subject to a branch profits tax at a rate of 30% (or such lower rate as is specified by an applicable tax treaty).

A non-U.S. holder who meets the requirements described in the second bullet point immediately above will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain derived from the disposition, which may be offset by United States source capital losses.

Regarding the third bullet point above, we currently are, and expect to remain for the foreseeable future, a USRPHC for United States federal income tax purposes (and the remainder of this discussion assumes we are and will be a USRPHC). However, as long as our common stock is “regularly traded on an established securities market,” a non-U.S. holder will be taxed on gain recognized on the sale, exchange or other taxable disposition of our common stock as a result of our status as a USRPHC only if the non-U.S. holder actually or constructively holds or held more than 5% of our issued and outstanding common stock at any time during the five-year period ending on the date of disposition or, if shorter, during the entire period the non-U.S. holder has held our common stock. If our common stock were not considered to be regularly traded on an established securities market, all non-U.S. holders would be subject to United States federal income tax on a sale, exchange or other taxable disposition of our common stock at the rates generally applicable to U.S. persons, and a 15% withholding tax would apply to the gross proceeds from the sale of our common stock by a non-U.S. holder. Such withholding tax is not an additional tax but, rather, is credited against the actual U.S. federal income taxes owed by the non-U.S. holder (and such non-U.S. holder may obtain a refund of any amounts so withheld which exceed the non-U.S. holder’s actual U.S. federal income tax liability, if any, provided that the non-U.S. holder makes the necessary filings with the IRS in a timely manner).

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

U.S. Federal Estate Tax

An individual non-U.S. holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock may be required to include the value of the stock in the individual’s gross estate for United States federal estate tax purposes and may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to each non-U.S. holder the amount of any dividends paid to such non-U.S. holder and any tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable tax treaty.

A non-U.S. holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies on IRS Form W-8BEN, W-8BEN-E or W-8ECI (or another appropriate form) that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of shares of our common stock by a non-U.S. holder within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies on IRS Form W-8BEN, W-8BEN-E or W-8ECI (or another appropriate form) that it is a non-U.S. holder (and the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), impose a 30% withholding tax on any dividends paid on our common stock and, subject to the proposed Treasury regulations discussed below, on the gross proceeds from a disposition of our common stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the United States government to, among other things, withhold on certain payments, and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with United States owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or nonfinancial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, a holder of our common stock might be eligible for refunds or credits of such taxes. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules.

While gross proceeds from a sale or other disposition of shares of our common stock would have originally been subject to withholding under FATCA, proposed Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers and withholding agents may generally rely on these proposed Treasury regulations until they are revoked or final Treasury regulations are issued.

The rules under FATCA are complex. Prospective investors are encouraged to consult their tax advisors regarding the possible implications of FATCA on an investment in our common stock.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL GIFT TAX LAWS, STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

Certain ERISA Considerations

Our common stock may be purchased and held by an employee benefit plan, an individual retirement account or other plan, which we refer to as a “Plan,” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” Section 4975 of the Code and/or other similar laws. A fiduciary of a Plan subject to ERISA, Section 4975 of the Code and/or such other laws must determine that the purchase and holding of the common stock is consistent with its fiduciary duties. The fiduciary of a Plan subject to ERISA, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that its purchase and holding of the common stock does not result in a non-exempt prohibited transaction as provided under Sections 406 and 408 of ERISA or Section 4975 of the Code or similar law. Each purchaser and transferee of the common stock who is subject to ERISA, Section 4975 of the Code and/ or a similar law will be deemed to have represented by its acquisition and holding of the common stock that such acquisition and holding does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar law.

UNDERWRITING (CONFLICTS OF INTEREST)

J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as the sole underwriters. Under the terms of an underwriting agreement, which we will file as an exhibit to a Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying base prospectus, the underwriters have agreed to purchase from us the shares of our common stock shown opposite its name below.

Underwriter	Shares of Common Stock
J.P. Morgan Securities LLC
BofA Securities, Inc.

Total	5,250,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by its counsel and to other conditions.

Discounts and Expenses

The underwriters propose to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The expenses of this offering that are payable by us are estimated to be $0.5 million, exclusive of underwriting discounts. We have also agreed to reimburse the underwriters for certain of its expenses in an amount up to $10,000, as set forth in the underwriting agreement.

Lock-Up Agreements

We, our executive officers and our directors are subject to lock-up agreements with the underwriters that prohibit, during the period ending 45 days after the date of the final prospectus related to this offering (the “lockup period”):

•

directly or indirectly selling, offering, contracting or granting any option to sell or short sell, granting any option, right or warrant to purchase, pledging, transferring, establishing an open “put equivalent position,” lending or otherwise disposing of any shares of our common stock, options, rights or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock;

•	entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of our common stock;

•	filing a registration statement with respect to our common stock, options or warrants to acquire our common stock or securities exchangeable or exercisable for or convertible into our common stock; or

•	publicly announcing an intention to do any of the foregoing.

These agreements also apply to any sale of locked up shares upon exercise of any options to purchase shares of common stock and are subject to certain exceptions, including:

•	sales of common stock to the underwriters in this offering;

•	the award of options or other purchase rights or shares of our common stock pursuant to our employee benefit plans;

•

issuances of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock pursuant to the exercise of warrants, options or other convertible or exchangeable securities, including shares of convertible preferred stock, in each case which are outstanding on the date hereof; and

•	filing with the SEC a registration statement under the Securities Act on Form S-8 with respect to securities issued pursuant to an employee benefit plan.

Notwithstanding the foregoing, our executive officers and directors will be permitted to:

•	transfer shares of our common stock or any security convertible into shares of our common stock as a bona fide gift;

•	transfer shares of our common stock or any security convertible into shares of our common stock to family members or a trust established for the benefit of family members;

•

transfer shares of our common stock or any security convertible into shares of our common stock to entities where the party to the lock-up agreement is the beneficial owner of all shares of our common stock or our other securities held by the entity;

•	receive shares of our common stock upon the exercise of an option or warrant or in connection with the vesting of restricted stock or restricted stock units; and

•

transfer shares of our common stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due in connection with any such exercise or vesting.

It is a pre-condition to any such permitted transfer that (x) the transferee executes and delivers to the underwriters a lock-up agreement in form and substance similar to the transferor’s agreement with the underwriters and (y) if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of our common stock in connection with such transfer or distribution shall be made during the lockup period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

The underwriters may consent in their sole discretion to a release of the transfer restrictions in the lock-up agreements. When determining whether or not to release shares of common stock from lock-up agreements, the underwriters will consider, among other factors, the shareholders’ reasons for requesting the release, the number of shares of common stock for which the release is being requested and market conditions at the time. However, the underwriters have informed us that, as of the date of this prospectus, there are no agreements between them and any party that would allow such party to transfer any shares of common stock, nor do they have any intention at this time of releasing any of the shares of common stock subject to the lock-up agreements, prior to the expiration of the lock-up period.

We have agreed not to file any registration statement with respect to our common stock or other equity securities (other than on Form S-8 as described above), and our directors, officers and other holders of our equity securities will waive all registration rights with respect to this offering.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect thereof.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MTDR.”

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•

Stabilizing transactions permit bids to purchase shares of our common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of our common stock while the offering is in progress.

•

Short sales involve sales by an underwriter of shares of our common stock in excess of the number of shares of common stock such underwriter is obligated to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. “Naked” short sales are any short sales that create a short position greater than the amount of shares an underwriter is obligated to purchase. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover any such naked short position. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when shares of our common stock originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short sales, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than the price that might otherwise exist in the absence of these transactions. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Prospectus

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters, or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on an underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters and should not be relied upon by investors.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, brokerage activities and other financial and non-financial activities and services. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and other financial services for us, for which they have received or will receive customary fees and expenses. For example, affiliates of the underwriters, from time to time, are counterparties to our hedging arrangements. In addition, affiliates of the underwriters are lenders under the Credit Agreement that we may repay using a portion of the net proceeds of this offering and, accordingly, such affiliates may receive a portion of the net proceeds from this offering.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Because affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc. are lenders under our Credit Agreement and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our Credit Agreement, each of J.P. Morgan Securities LLC and BofA Securities, Inc., underwriters in this offering, is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. J.P. Morgan Securities LLC and BofA Securities, Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Selling Restrictions

The securities offered hereby may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with this offering be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, sale or solicitation is not permitted.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within

Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a “professional client” as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This document:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an “institutional investor” (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a “relevant person” (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an “accredited investor” (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

“securities” or “securities-based derivatives contracts” (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors,” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients,” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Matador Resources Company and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Advance Energy Partners Holdings, LLC included in Exhibit 99.1 of Matador Resources Company’s Current Report on Form 8-K/A dated May 4, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to our proved oil and natural gas reserves and future net revenues included and incorporated by reference herein has been audited by Netherland, Sewell & Associates, Inc., independent reservoir engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in reservoir engineering.

Certain information with respect to the proved oil and natural gas reserves and future net revenues of Advance Energy Partners Holdings, LLC incorporated by reference herein has been audited by Cawley, Gillespie & Associates, Inc., independent reservoir engineers. Such information is incorporated herein in reliance on the authority of such firm as experts in reservoir engineering.

PROSPECTUS

Matador Resources Company

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

Our common stock is traded on the New York Stock Exchange under the symbol “MTDR.”

You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the related prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2024.

The Registration Statement containing this prospectus, including the exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the U.S. Securities and Exchange Commission (“SEC”) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may sell from time to time in one or more offerings an unlimited number of the securities described in this prospectus. For further information about us and the securities to be sold, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” As used in this prospectus, the terms “Matador,” “the Company,” “we,” “us,” “our” or like terms refer to Matador Resources Company and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of us and the securities we may offer under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, any written communications from us or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus and any related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where the offer, sale or solicitation is not permitted.

i

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information are available to the public on the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, our filings are available on our web site at http://www.matadorresources.com. Information on our web site or any other web site is not incorporated by reference in this prospectus and is not a part of this prospectus, except for the documents specifically incorporated by reference as noted below.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the previously filed information. We incorporate by reference herein the documents listed below and any future filings we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering (excluding information deemed to be “furnished” or not deemed to be “filed,” including portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 27, 2024;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;

•	Our Current Reports on Form 8-K or Form 8-K/A, as filed with the SEC on May 5, 2023, January 25, 2024, March 8, 2024 and March 25, 2024 (both Forms 8-K); and

•

The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on January 27, 2012 and Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 2, 2020, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Matador Resources Company

Attention: Corporate Secretary

One Lincoln Centre

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(972) 371-5200

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Additionally, forward-looking statements may be made orally or in press releases, conferences, reports, on our website or otherwise, in the future, by us or on our behalf. Such statements are generally identifiable by the terminology used such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasted,” “hypothetical,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “would” or other similar words, although not all forward-looking statements contain such identifying words.

By their very nature, forward-looking statements require us to make assumptions that may not materialize or that may not be accurate. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors that may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: general economic conditions; our ability to execute our business plan, including whether our drilling program is successful; changes in oil, natural gas and natural gas liquids (“NGL”) prices and the demand for oil, natural gas and NGLs; our ability to replace reserves and efficiently develop current reserves; the operating results of our midstream business’s oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and NGLs; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on our operations due to seismic events; availability of sufficient capital to execute our business plan, including from future cash flows, available borrowing capacity under our revolving credit facilities and otherwise; our ability to make acquisitions on economically acceptable terms; our ability to integrate acquisitions; the operating results of and availability of any potential distributions from our joint ventures; weather and environmental conditions; disruption from our acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with our acquisitions; the risk of litigation and/or regulatory actions related to our acquisitions; and the other factors discussed below and elsewhere in this prospectus and in other documents that we file with or furnish to the SEC, all of which are difficult to predict. Forward-looking statements may include statements about:

•	our business strategy;

•	our estimated future reserves and the present value thereof, including whether or not a full-cost ceiling impairment could be realized;

•	our cash flows and liquidity;

•	the amount, timing and payment of dividends, if any;

•	our financial strategy, budget, projections and operating results;

•	the supply and demand of oil, natural gas and NGLs;

•	oil, natural gas and NGL prices, including our realized prices thereof;

•	the timing and amount of future production of oil and natural gas;

•	the availability of drilling and production equipment;

•	the availability of oil storage capacity;

•	the availability of oil field labor;

•	the amount, nature and timing of capital expenditures, including future exploration and development costs;

•	the availability and terms of capital;

•	our drilling of wells

•	our ability to negotiate and consummate acquisition and divestiture opportunities;

•	the integration of acquisitions with our business;

•	government regulation and taxation of the oil and natural gas industry;

•	our marketing of oil and natural gas;

•	our exploitation projects or property acquisitions;

•

the ability of our midstream business to construct, maintain and operate midstream pipelines and facilities, including the operation of cryogenic natural gas processing plants and the drilling of additional salt water disposal wells;

•	the ability of our midstream business to attract third-party volumes;

•	our costs of exploiting and developing our properties and conducting other operations;

•	general economic conditions;

•	competition in the oil and natural gas industry, including in both the exploration and production and midstream segments;

•	the effectiveness of our risk management and hedging activities;

•	our technology;

•	environmental liabilities;

•	our initiatives and efforts relating to environmental, social and governance matters;

•	counterparty credit risk;

•	geopolitical instability and developments in oil-producing and natural gas-producing countries;

•	our future operating results;

•	the impact of the Inflation Reduction Act of 2022;

•	our plans, objectives, expectations and intentions contained in this prospectus and in other documents that we file with or furnish to the SEC that are not historical; and

•

other factors discussed in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed).

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity, achievements or financial condition.

You should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, as well as others not now anticipated. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors. The foregoing statements are not exclusive and further information concerning us, including factors that potentially could materially affect our financial results, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

v

ABOUT MATADOR RESOURCES COMPANY

We are an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Our current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. We also operate in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, we conduct midstream operations in support of our exploration, development and production operations and provide natural gas processing, oil transportation services, oil, natural gas and produced water gathering services and produced water disposal services to third parties.

Our principal executive offices are located at One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and our phone number is (972) 371-5200.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed) and the other reports we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference and provided under “Where You Can Find More Information,” including under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be affected materially and adversely. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities offered thereby for general corporate purposes, which may include, among other things:

•	repayment or refinancing of all or a portion of our indebtedness outstanding at the time;

•	acquisitions;

•	working capital;

•	capital expenditures; or

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities we may offer by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under an indenture between us and a trustee that we will name in a prospectus supplement (a “senior indenture”). We may issue subordinated debt securities under an indenture between us and a trustee that we will name in a prospectus supplement (a “subordinated indenture”). We refer to the senior indentures and the subordinated indentures collectively as the “indentures.” In this description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “the Company,” “we,” “us,” “our” or like terms mean Matador Resources Company only.

The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of the Company’s unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the Company’s senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized certain general provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement.

Provisions Applicable to Each Indenture

General. The indentures do not limit the amount of debt securities that may be issued thereunder, and do not limit the amount of other unsecured debt or securities that the Company may issue. The Company may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The Company conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantial operating income and cash flow. As a result, distributions or advances from those subsidiaries are a significant source of funds needed to meet the debt service obligations of the Company. Contractual provisions or laws, as well as the subsidiaries’ financial conditions and operating requirements, may limit the ability of the Company to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of the Company on their assets and earnings.

If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations. See “—Subsidiary Guarantees.”

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of one or more temporary or permanent global securities held by a depositary on behalf of holders;

•	the identity of the depositary for global securities, if any;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, or the method for determining the interest rate;

•	the date from which interest will accrue, or the method for determining the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	the amount of discount or premium, if any, with which securities will be issued;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	whether any underwriter will act as a market maker for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of the Company or any other entity;

•	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not prohibited by the applicable indenture.

The Company may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the Company sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the Company sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subsidiary Guarantees. If specified in the prospectus supplement, the Company’s payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of the Company’s subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of the Company’s subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by one or more of our subsidiaries, and will describe any of our subsidiaries that do not guarantee the applicable debt securities.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by any of the Company’s future subsidiaries and is designated as subordinate to the Company’s senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of the Company’s senior debt. See “Provisions Applicable Solely to Subordinated Debt Securities—Subordination.”

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger between the Company and another entity. They also permit the Company to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets. The Company has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•

if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any U.S. jurisdiction and assumes the due and punctual payments on the debt securities and the performance of its covenants and obligations under the indenture and the debt securities.

Upon any such consolidation or merger in which the Company is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving the Company, the resulting entity or transferee will be substituted for the Company under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, the Company will be released from the applicable indenture if the resulting transferee is substituted for the Company in accordance with the foregoing.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest when due on that series of debt securities for 30 days;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to make any sinking fund payment when required for that series for 30 days;

•

failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series unless we inform you otherwise in the applicable prospectus supplement. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. Unless we inform you otherwise in the applicable prospectus supplement, if any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

Unless we inform you otherwise in the applicable prospectus supplement, a holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, and subject to the terms of the applicable prospectus supplement, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•

with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

•

with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require the Company to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Unless we inform you otherwise in the applicable prospectus supplement, each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Unless we inform you otherwise in the applicable prospectus supplement, each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of the obligations under the indenture of the Company by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities;

•	to provide any security for, or to add any guarantees of or any additional obligors on any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights the Company has under that indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to establish the form or terms of any debt security;

•

to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

Unless we inform you otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of the Company’s obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the Company’s option, either of the following will occur:

•	The Company will be discharged from its obligations with respect to the debt securities of that series (“legal defeasance”); or

•

The Company will no longer have any obligation to comply with the consolidation, merger and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of the Company to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Form, Exchange, Registration and Transfer. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent the Company designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents the Company initially designates, the Company may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The Company is required to maintain an office or agency for transfers and exchanges in each place of payment. The Company may at any time designate additional transfer agents for any series of debt securities.

Unless we inform you otherwise in the applicable prospectus supplement, in the case of any redemption, the Company will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices. Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities. The Company will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to the Company and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and the Company may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, the Company may not make any payment of principal or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect the Company’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the applicable prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that the Company may incur. As a result of the subordination of the subordinated debt securities, if the Company becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of the Company, unless the debt states that it is not senior to any subordinated debt securities or other junior debt of the Company. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated certificate of formation (as amended, the “certificate formation”) and our amended and restated bylaws (as amended, the “bylaws”). The following description may not contain all of the information that is important to you. To understand them fully, you should read our certificate of formation, our bylaws and the applicable provisions of the Texas Business Organizations Code (the “TBOC”).

Authorized Capital Stock

As of December 31, 2023, our authorized capital stock consisted of 160,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. As of March 22, 2024, we had 119,530,439 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Holders of all of our common stock will be entitled to receive their pro rata shares of dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our shareholders, including the election of directors. No share of common stock has any cumulative voting or preemptive rights or is redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more series of preferred stock. No series of preferred stock has been designated and established by our board of directors. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, preferred stock the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” An “affiliated shareholder” is generally defined as (i) the holder of 20% or more of the corporation’s voting shares or (ii) a person who, during the preceding three-year period, was a holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if:

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the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

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the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have a class of voting shares registered under the Exchange Act, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

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the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

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a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

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a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

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a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if that event would be beneficial to our shareholders.

Action by Consent

Our bylaws and Texas law provide that any action that can be taken at any special or annual meeting of shareholders may be taken by unanimous written consent of all shareholders entitled to vote.

Certain Charter and Bylaw Provisions

Our certificate of formation and bylaws contain certain provisions that could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	authorization for our board of directors to issue preferred stock without shareholder approval;

•	a classified board of directors so that not all members of our board of directors are elected at one time;

•	the prohibition of cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those owning at least 25% of our outstanding shares of common stock.

Limitation of Liability and Indemnification of Officers and Directors

Matador Resources Company is incorporated in Texas and governed by the TBOC. Chapter 8 of the TBOC permits a corporation to indemnify a person who was, is or is threatened to be named in a legal proceeding by virtue of such person’s position in the corporation if it is determined that such person: (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest or, in other cases, that his conduct was at least not opposed to the corporation’s best interests and (c) in the case of any criminal proceeding, did not have reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful, in defending on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. The TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

Our certificate of formation provides that our directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to the Company or its shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have obtained directors’ and officers’ insurance to cover our directors, officers and employees for certain liabilities.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, as well as certain of our other officers. Under these agreements, we have agreed to indemnify the director or officer who acts on behalf of the Company and is made or threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or by us. Generally, the principal limitation on our obligation to indemnify the director or officer will be if it is determined by a court of law, not subject to further appeal, that indemnification is prohibited by applicable law or the provisions of the indemnification agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MTDR.”

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

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the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents, remarketing firms or other third parties or through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

We may engage in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If the securities are being distributed in an underwritten offering, certain legal matters related to the offering of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Matador Resources Company and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Advance Energy Partners Holdings, LLC included in Exhibit 99.1 of Matador Resources Company’s Current Report on Form 8-K/A dated May 4, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to our proved oil and natural gas reserves and future net revenues incorporated by reference herein has been audited by Netherland, Sewell & Associates, Inc., independent reservoir engineers. Such information is incorporated herein in reliance on the authority of such firm as experts in reservoir engineering.

Certain information with respect to the proved oil and natural gas reserves and future net revenues of Advance Energy Partners Holdings, LLC incorporated by reference herein has been audited by Cawley, Gillespie & Associates, Inc., independent reservoir engineers. Such information is incorporated herein in reliance on the authority of such firm as experts in reservoir engineering.

5,250,000 Shares

Matador Resources Company

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan

BofA Securities

    , 2024